UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive Information Statement

LEOPARD CAPITAL, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required
[ ] $125.00 per Exchange Act Rule 0-11(c)(1)(ii) or 14c-5(g) and 0-11
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1. Title of each class of securities to which transaction applies:
_________________________________________________________________
2. Aggregate number of securities to which transaction applies:
_________________________________________________________________
3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
_________________________________________________________________
4. Proposed maximum aggregate value of transaction
_________________________________________________________________
5. Total fee paid
_________________________________________________________________

[ ] Check box if any party of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

LEOPARD CAPITAL, INC.

Rooms 2703-04, Great Eagle Centre
23 Harbour Road
Wanchai, Hong Kong

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to the stockholders of Leopard Capital, Inc. in connection with the approval by a majority of the stockholders of the Company of an amendment (the "Amendment") to its Articles of Incorporation changing the name of the Company to "China Expert Technology, Inc."

"We," "us," "our," and the "Company" refer to Leopard Capital Inc., a Nevada corporation.

STATEMENTS REGARDING FORWARD LOOKING INFORMATION

This Information Statement and the documents incorporated in this document by reference contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business, and on the expected impact of the merger on the combined company's financial performance.  Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" and similar expressions identify forward-looking statements.  These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements.

SUMMARY OF THE AMENDMENT

On February 20, 2004, the Board of Directors unanimously approved and ratified the Amendment, subject to the approval of the Company's stockholders. The record date established by the Board for purposes of determining the number of outstanding shares of voting stock entitled to vote on the Amendment was February 24, 2004 (the "Record Date"). On February 24, 2004, stockholders owning greater than a majority of the outstanding shares of Common Stock approved the Amendment by action taken without a meeting in accordance with Nevada law. No further vote of our stockholders is required.

When filed with the Nevada Secretary of State, the Amendment will change the name of the Company to "China Expert Technology, Inc."

GENERAL

The date on which this Information Statement was first sent to our stockholders is on or around March 8, 2004 (the "Mailing Date"). Inasmuch as we will have provided this Information Statement to our stockholders of record on the Mailing Date, no additional action will be undertaken pursuant to such written consent. Stockholders who did not consent to the Amendment are not entitled to dissenter's rights under Nevada law.

The Amendment will be effective no sooner than twenty (20) days after the Mailing Date.

This Information Statement has been prepared by our management, and the entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE AMENDMENT

Q. Why did I receive this Information Statement?

A. Applicable laws require us to provide you information regarding the Amendment even though your vote is neither required nor requested for the Amendment to become effective.

Q. What will I receive when the Amendment is effective?

A. The Amendment has already been approved, and you will not receive anything notifying you that the Amendment has become effective.

Q. When do you expect the Amendment to become effective?

A. The Amendment will become effective upon the filing with the Nevada Secretary of State.  We expect to file the Amendment with the Nevada Secretary of State no less than 20 days after this Information Statement has been sent to you.

Q. Why am I not being asked to vote?

A. The holders of a majority of the issued and outstanding shares of Common Stock have already approved the Amendment pursuant to a written consent in lieu of a meeting.  Such approval, together with the approval of the Company's Board of Directors, is sufficient under Nevada law, and no further approval by our stockholders is required.

Q. What do I need to do now?

A. Nothing.  This information statement is purely for your information and does not require or request you to do anything.

Q. Whom can I contact with questions?

A. If you have any questions about any of the actions to be taken by the Company, please contact the Company.

ACTIONS BY THE BOARD OF DIRECTORS
AND CONSENTING SHAREHOLDERS

In accordance with Sections 78.315 and 78.320 of the Nevada Revised Statues, the Amendment was unanimously approved and recommended by the Board of Directors and a majority of the Company's shareholders. On February 20, 2004, our Board of Directors, believing it to be in the best interests of the Company and its stockholders, approved the Amendment and recommended that the stockholders of the Company approve the Amendment.

Background

On February 9, 2004, the Company completed a share exchange (the "Exchange") with the stockholders of with China Expert Network Company Limited, a Hong Kong corporation ("China Expert") pursuant to the terms of an Agreement for Share Exchange, dated December 30, 2003. In the Exchange, the Company acquired all of the issued and outstanding stock of China Expert in exchange for the issuance of 19,935,000 shares of its common stock. In conjunction with the Exchange, the Company also issued a total of 1,400,000 additional shares to various persons as compensation for services.

The Exchange resulted in a change of control of the Company. Upon completion of the Exchange and the related share issuances, the Company has a total of 22,063,470 shares issued and outstanding, of which 19,935,000, or approximately 90.35%, are owned by persons who were previously stockholders of China Expert.

Upon the closing of the Exchange, China Expert became a wholly-owned subsidiary of the Company. China Expert is primarily engaged in the business of providing large-scale network infrastructure construction for community and municipal governments in China.

Description of Amendment

The Amendment will result in the name of the Company being changed from "Leopard Capital, Inc." to "China Expert Technology, Inc." The purpose of the Amendment is to reflect the changed nature of the Company's business following the Exchange.

The Name Change Amendment is reflected in the Form of Name Change Amendment to Articles of Incorporation (the "Form of Name Change Amendment"), which is attached hereto as Exhibit A, and incorporated herein by reference.

Approval by Stockholders

Pursuant to Sections 78.385 and 78.390 of the Nevada Revised Statutes, any amendment to the Company's Articles of Incorporation which changes the Company's name must be approved by a majority of our stockholders. The required approval of our stockholders can be obtained either by the written consent of the holders of a majority of our issued and outstanding voting securities, or it could be considered by our stockholders at a special stockholders' meeting convened for the specific purpose of approving the Amendment. In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors voted to utilize the written consent of the holders of a majority in interest of our Common Stock. The elimination of the need for a special meeting of stockholders to approve the Amendment is made possible by Section 78.320 of the Nevada Revised Statutes, which provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if stockholders holding at least a majority of the voting power of the company execute a written consent approving such action. The Record Date for purposes of determining the number of outstanding shares of our common stock entitled to vote on the Amendment was February 24, 2004.

As of the Record Date, the Company had 22,063,470 shares of Common Stock issued and outstanding, all of which are fully paid and non-assessable. Holders of Common Stock have one vote per share on all matters submitted to a vote of stockholders. Stockholders do not have rights to cumulate their votes in the election of directors under the Company's Articles of Incorporation or applicable provisions of the Nevada General Corporation Law.

On February 24, 2004, stockholders representing 17,941,499 shares of Common Stock, or approximately 81.32% of the issued and outstanding shares of Common Stock, approved the Amendment. No further vote of our stockholders is required for the Company to effect the Amendment.

Pursuant to the rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), an Information Statement must be sent to the holders of voting stock who do not sign the written consent at least 20 days prior to the effective date of any corporate action taken or authorized pursuant to the consent of the Company's stockholders.

No Dissenter's or Appraisal Rights

Stockholders who did not consent to the Amendment are not entitled to the dissenter's or appraisal rights provided in Section 92A.300 et seq. of the Nevada Revised Statues.

Effective Date

The Amendment will be effective no sooner than 20 days after the date this Information Statement is first mailed to our stockholders. The Company anticipates that the Amendment will be effective on approximately March 31, 2004.

THE AMENDMENT HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE FAIRNESS OR MERIT OF THE AMENDMENT NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS INFORMATION STATEMENT.  ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

PLEASE NOTE THAT THIS IS NEITHER A REQUEST FOR YOUR VOTE NOR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENT AND ITS EFFECTS AND TO PROVIDE YOU WITH INFORMATION ABOUT THE AMENDMENT AND THE BACKGROUND OF THESE TRANSACTIONS.

PRINCIPAL SHARE OWNERSHIP

The Record Date for purposes of determining the shareholders entitled to approve the Actions was February 24, 2004. As of the Record Date, the Company had a total of 22,063,470 shares of Common Stock issued and outstanding. The following table sets forth, as of the date of this Schedule, stock ownership of each executive officer and director of the Company, of all executive officers and directors of the Company as a group, and of each person known by the Company to be a beneficial owner of 5% or more of its Common Stock. Except as otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power as to such shares. No person listed below has any options, warrant or other right to acquire additional securities of the Company, except as may be otherwise noted.

Name and Address	Number of Shares Beneficially Owned	Percent of Class
Zhu Xiaoxin (1) (2) 31/F, Development Centre, 2010 Renminnan Road, Shenzhen, PR China	0	0
Lai Man Yuk (1) (2) Rooms 2703-04 Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong	0	0
Kung Sze Chau (1) (2) Rooms 2703-04 Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong	0	0
Jeff Cheung Ming (1) B1, 9/F, Loyong Court Commercial Building, 212-220 Lockhart Road, Wanchai, Hong Kong	0	0
Samuel K.K. Lo (1) Room 7A, Deltec Court, 73c Waterloo Road, Kowloon, Hong Kong	0	0
Song Feng (1) 31/F, Development Centre, 2010 Renminnan Road, Shenzhen, PR China	0	0
Wu Liming (1) 31/F, Development Centre, 2010 Renminnan Road, Shenzhen, PR China	0	0
China Data Holdings Limited (2) Rooms 2703-04 Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong	9,967,500	45.18%
Ibroader Developments Limited Rooms 3505-3506 Edinburgh Tower The Landmark 15 Queen's Road Central Hong Kong	3,709,904	16.81%
China Link Investment Group Limited Rooms 2703-04 Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong	2,270,595	10.29%
I-Mode Technology Limited Flat E, 21st Floor, Tower 2 The Waterfront 1 Austin Road West Tsimshatsui, Hong Kong	1,993,500	9.04%
All Current Officers and Directors as a Group (7 in Number)	0	0%

(1) The person listed is currently an officer, a director, or both, of the Company.
(2) Zhu Xiaoxin, Kung Sze Chau and Lai Man Yuk, who are directors and officers of the Company hold 19%, 9.09%, and 25.448% of the shares of China Data Holdings Limited, respectively.

THE BOARD OF DIRECTORS

February 23, 2004